UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

Palmer Square Capital BDC Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01334	84-3665200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Shawnee Mission Parkway, Suite 315, Mission Woods, Kansas	66205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 816-994-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PSBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	Palmer Square Capital BDC Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on December 11, 2024. As of November 8, 2024, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 32,646,562.73 shares of common stock were eligible to be voted in person or by proxy. Of the eligible shares of common stock to be voted, 21,574,878 were voted in person or by proxy at the Annual Meeting.

(b)	At the Annual Meeting, the Company’s stockholders (i) elected two Class III directors to serve on the Company’s board of directors until the Company’s 2027 annual meeting of stockholders or until their respective successor is duly elected and qualified, and (ii) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 15, 2024. The final results for the votes regarding each proposal are set forth below:

(i)	The voting results with respect to the election of two Class III directors were as follows:

Name	Votes For	Votes Withheld
Jeffrey D. Fox	18,047,412	73,653
James W. Neville	17,597,028	524,037

(ii)	The voting results with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 were as follows:

Votes For	Votes Against	Abstain
21,568,120	6,737	21

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Palmer Square Capital BDC Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Palmer Square Capital BDC Inc.

Date: December 12, 2024	By:	/s/ Jeffrey D. Fox
	Name:	Jeffrey D. Fox
	Title:	Chief Financial Officer

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